LifeVantage Announces Fourth Quarter and Full Fiscal Year 2013 Results

Full Fiscal Year Net Revenue Increased 65% Over Fiscal Year 2012 to $208.2 Million

Fourth Quarter Net Revenue Increased 15.5% Over Prior Year Period to $51.5 Million

Independent Distributor Count Grew 6% in Fourth Quarter, 2013 Compared to Third Quarter, 2013

Company Issues Fiscal 2014 Annual Guidance

Salt Lake City, UT, September 12, 2013, LifeVantage Corporation (NASDAQ: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, today reported financial results for the fiscal 2013 fourth quarter and the full year ended June 30, 2013.
Fiscal 2013 Fourth Quarter Highlights:

•	Net revenue increased 15.5% over the prior year period to $51.5 million;

•	Gross profit increased to $44.2 million compared to $38.2 million in same period last year; and

•	The number of active independent distributors increased 45% year-over-year and 6% on a sequential quarterly basis.
Fiscal 2013 Full Year Highlights:

•	Net revenue increased 65% over the prior year to $208.2 million;

•	Gross profit increased to $171.5 compared to $108.1 million in the prior year;

•	Generated full year GAAP net income of $7.6 million;

•	Ended year with improved cash balance of $26.3 million; and

•	Repurchased approximately 3 million shares of common stock in fiscal 2013.
Douglas C. Robinson, President and Chief Executive Officer of LifeVantage, stated, "In the fourth quarter, we focused on taking the necessary steps to position our business for future revenue growth and improved profitability. For the full year fiscal 2013, we delivered solid revenue growth of 65% over the prior year and increased our total number of active independent distributors and preferred customers as compared to the prior fiscal year.”
Mr. Robinson continued, “In fiscal 2013 we achieved our goal of strengthening our infrastructure and resources to support our expanding business with necessary investments. While we faced challenges in fiscal year 2013, we believe we are now well positioned to leverage our many operational investments as we enter fiscal 2014. We are confident in the long-term potential for LifeVantage and expect to generate revenue, operating margin, and net income growth in fiscal 2014.”

Fiscal 2013 Fourth Quarter Results

For the fourth fiscal quarter ended June 30, 2013, the Company reported net revenue of $51.5 million, compared to $44.6 million for the same period in fiscal 2012, an increase of 15.5%. Revenue for the quarter was negatively impacted 7.3% by foreign currency fluctuation.

Gross profit for the fourth fiscal quarter ended June 30, 2013 increased to $44.2 million, compared to $38.2 million for the same period last year, delivering a gross margin of 85.8%, compared to 85.6% in the prior year period. The current quarter gross margin includes a benefit of approximately $0.6 million due to a reduction in estimated expenses associated with the product recall announced earlier this fiscal year.

Operating income for the fourth fiscal quarter of 2013 was $0.2 million, compared to $7.3 million in the same period last year. Operating income for the fourth fiscal quarter of 2013 includes a $1.7 million expense associated with the retirement of Dr. Joe McCord, the Company's former Chief Science Officer, and a $1.6 million expense associated with the launch of the Company's MyLifeVenture program. Operating margin in the fourth fiscal quarter of 2013 was 0.5%, compared to 16.5% in the prior year period. The decline in operating margin in the fourth quarter of 2013 is primarily due to lower sales growth in the quarter, the aforementioned fourth quarter expenses and higher operating expenses that included investments in internal resources throughout fiscal year 2013 in accordance with the Company's previously stated strategy.

Net loss for the fourth quarter of fiscal year 2013 was $0.2 million, or ($0.00) per diluted share. This compares to net income in the fourth quarter of fiscal year 2012 of $4.8 million, or $0.04 per diluted share.

Fiscal 2013 Full Year Results

For the full year ended June 30, 2013, the Company reported net revenue of $208.2 million, compared to $126.2 million in fiscal year 2012, a 65.0% increase. Revenue for the full year was negatively impacted 5.0% by foreign currency fluctuation.

Operating income in fiscal year 2013 was $12.1 million, which includes the impact of $5.0 million of net product recall related costs as well as the aforementioned expenses related to the retirement of the Company's Chief Science Officer and the launch of MyLifeVenture. This compares to operating income of $21.5 million in the prior year.

Net income for fiscal year 2013 was $7.6 million, or $0.06 per diluted share, which includes the impact of net recall related costs and the aforementioned operating expenses incurred in the fourth quarter, compared to $12.5 million, or $0.11 per diluted share in fiscal year 2012.

Excluding product recall costs, non-GAAP gross profit, operating income, net income and diluted earnings per share for the full fiscal year ended June 30, 2013 were $176.3 million or 84.7%, $17.1 million or 8.2%, $11.0 million and $0.09, respectively.

Balance Sheet & Liquidity

The Company's cash and cash equivalents at June 30, 2013 were $26.3 million, compared to $24.6 million at the end of fiscal year 2012. The Company generated $10.7 million of cash flow from operations in the full fiscal year 2013.

During fiscal year 2013, the Company authorized two separate $5 million stock repurchase programs pursuant to which the Company repurchased a total of approximately 3 million shares for $7.1 million. The remaining $2.9 million of authorized share repurchases, or approximately 1.1 million shares, were completed during the first quarter of fiscal 2014.

Fiscal Year 2014 Guidance

The Company expects to generate revenue in the range of $225 to $235 million in fiscal year 2014. The Company expects to generate GAAP operating income in the range of $20.5 to $23.5 million, and an operating margin of 9% to 10%. The Company expects to generate earnings per diluted share in the range of $0.09 to $0.11, based on estimated weighted average diluted shares outstanding of 127 million.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. Mountain time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial (888) 334-3020 from the U.S. International callers can dial (719) 325-2493. A telephone replay will be available approximately two hours after the call concludes and will be available through Saturday, September 14, 2013, by dialing (877) 870-5176 from the U.S. and entering confirmation code 8608693, or (858) 384-5517 from international locations, and entering confirmation code 8608693.
There also will be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, TrueScience® Anti-Aging Cream and LifeVantage® Canine Health, is a science-based network marketing company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our future revenue, operating income, operating margins, earnings per share, cash flow from operations and future investment and growth,. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company's inability to successfully expand its operations; the Company's inability to conform to government regulations in existing markets; the Company may not succeed in growing existing markets or opening new international markets; the Company may be unable to effectively manage its growth; the Company may experience disruptions in its information technology systems; the Company may become subject to claims as a result of its independent distributors failing to comply with its policies and procedures; if the Company introduces new products, those new products may not gain distributor or market acceptance; the Company may be adversely affected by international trade or foreign exchange restrictions, increased tariffs, foreign currency exchange; global economic conditions could deteriorate and affect the Company; the Company's significant dependence on a single product may adversely affect the Company; the Company may be unable to obtain high quality raw materials for its products; the Company may be unable to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company may become subject to a product recall; the Company's dependence on third party manufacturers; the Company's network marketing activities are heavily regulated and may become the subject of actions from third parties and governmental agencies; the Company's direct selling program could be found to not be in compliance with current or newly adopted laws or regulations; the Company may become subject to unfavorable publicity; the Company may become involved in expensive and time consuming legal proceedings; the Company may become subject to an investigation or enforcement action by the federal trade commission; the Company may lose key personnel; and the Company's inability to protect its intellectual property. These and other risk factors are discussed in greater detail in the Company's Annual Report on Form 10-K under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures

We define Adjusted Gross Profit as Gross Profit as determined in accordance with GAAP excluding certain costs associated with the product recall included in GAAP cost of sales. We define Adjusted Gross Margin as gross margin as determined in accordance with GAAP (gross profit as a percentage of sales, net) excluding the costs associated with the product recall. We define Adjusted Operating Income as Operating Income excluding certain costs associated with the product recall. We define Adjusted Net Income as Net Income excluding certain costs associated with the product recall and the applicable tax impacts associated with these items. Adjusted EPS is calculated based on Adjusted Net Income and the weighted average number of common and potential common shares outstanding during the period. Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies.

We are presenting Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS because management believes that excluding the product recall costs from the relevant GAAP measures, when viewed with our results under GAAP and the accompanying reconciliations provides useful information about our period-over-period growth and profitability and provides additional information that is useful for evaluating our operating performance. Each of Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS is presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; and (ii) we use Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measures, including gross profit, gross margin, operating income, net income or net income per diluted share prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present a reconciliation of Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, all of which are non-GAAP financial measures, to Gross Profit, Operating Income, Net Income, and Diluted EPS, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
John Mills (310) 954-1105
Senior Managing Director, ICR, LLC

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,
	2013	2012
(In thousands, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$26,299	$24,648
Accounts receivable, net	1,789	333
Income tax receivable	2,150	—
Inventory	10,524	11,353
Current deferred income tax asset	2,885	1,244
Prepaid expenses and deposits	2,294	1,250
Total current assets	45,941	38,828
Long-term assets
Property and equipment, net	5,692	1,997
Intangible assets, net	1,747	1,882
Long-term deferred income tax asset	730	1,479
Deposits	1,374	342
TOTAL ASSETS	$55,484	$44,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,171	$3,615
Commissions payable	7,564	5,631
Reserve for sales returns	648	863
Accrued bonuses	50	2,287
Income tax payable	—	546
Other accrued expenses	7,009	2,932
Customer deposits	124	154
Total current liabilities	20,566	16,028
Long-term liabilities
Other long-term liabilities	973	217
Total liabilities	21,539	16,245
Commitments and contingencies- Note 6
Stockholders’ equity
Preferred stock — par value $0.001, 50,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.001, 250,000 shares authorized and 117,088 and 110,174 issued and outstanding as of June 30, 2013 and 2012, respectively	121	111
Additional paid-in capital	110,413	105,154
Accumulated deficit	(76,476)	(76,961)
Accumulated other comprehensive loss	(113)	(21)
Total stockholders’ equity	33,945	28,283
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,484	$44,528

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the three months ended June 30,		For the year ended June 30,
	2013	2012	2013	2012
(In thousands, except per share data)	(Unaudited)	(Unaudited)
Sales, net	$51,511	$44,604	$208,178	$126,183
Cost of sales	7,909	6,427	31,845	18,052
Product recall costs	(620)	—	4,798	—
Gross profit	44,222	38,177	171,535	108,131

Operating expenses:
Sales and marketing	33,413	24,300	122,389	68,397
General and administrative	9,244	5,905	32,471	16,397
Research and development	843	435	2,948	1,359
Depreciation and amortization	479	199	1,659	521
Total operating expenses	43,979	30,839	159,467	86,674
Operating income	243	7,338	12,068	21,457

Other expense, net:
Interest and other expense, net	(489)	(53)	(915)	(44)
Change in fair value of derivative liabilities	—	—	—	(6,741)
Total other expense	(489)	(53)	(915)	(6,785)
Net income (loss) before income taxes	(246)	7,285	11,153	14,672
Income tax (expense) benefit	64	(2,453)	(3,545)	(2,203)
Net income (loss)	$(182)	$4,832	$7,608	$12,469
Net income (loss) per share:
Basic	—	$0.04	$0.07	$0.12
Diluted	—	$0.04	$0.06	$0.11
Weighted average shares outstanding:
Basic	112,493	109,480	112,276	102,696
Diluted	112,493	126,731	122,888	118,331

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(68)	26	(92)	38
Other comprehensive income (loss)	$(68)	$26	$(92)	$38
Comprehensive income (loss)	$(250)	$4,858	$7,516	$12,507

LIFEVANTAGE CORPORATION
Reconciliation of GAAP Gross Profits to Non-GAAP Adjusted Gross Profit:
(Unaudited)

	For the three months ended June 30,		For the twelve months ended June 30,
	2013	2012	2013	2012
(In thousands)
GAAP Gross profit	$44,222	$38,177	$171,535	$108,131

Adjustments:
Cost of sales associated with product recall	(620)	—	4,798	—
Total adjustments	(620)	—	4,798	—
Non-GAAP Adjusted gross profit	$43,602	$38,177	$176,333	$108,131

Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income:

	For the three months ended June 30,		For the twelve months ended June 30,
	2013	2012	2013	2012
(In thousands)
GAAP Operating income	$243	$7,338	$12,068	$21,457

Adjustments:
Costs associated with product recall:
Cost of sales	(620)	—	4,798	—
General and administrative	41	—	270	—
Total adjustments	(579)	—	5,068	—
Non-GAAP Adjusted operating income	$(336)	$7,338	$17,136	$21,457

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	For the three months ended June 30,		For the twelve months ended June 30,
	2013	2012	2013	2012
(In thousands)
GAAP Net income (loss)	$(182)	$4,832	$7,608	$12,469

Adjustments:
Costs associated with product recall:
Cost of sales	(620)	—	4,798	—
General and administrative	41	—	270	—
Tax impact of adjustments	184	—	(1,607)	—
Total adjustments	(395)	—	3,461	—
Non-GAAP Adjusted net income (loss)	$(577)	$4,832	$11,069	$12,469

Diluted shares	112,493	126,731	122,888	118,331

Non-GAAP Adjusted diluted net income (loss) per share	$(0.01)	$0.04	$0.09	$0.11

LIFEVANTAGE CORPORATION
Sales by Region

		For the three months ended June 30,				For the year ended June 30,
	2013		2012		2013		2012
(In thousands)	(Unaudited)		(Unaudited)
Americas	$35,326	69%	$30,511	68%	$133,046	64%	$90,122	71%
Asia/Pacific	16,185	31%	14,093	32%	75,132	36%	36,061	29%
Total Net Sales	$51,511	100%	$44,604	100%	$208,178	100%	$126,183	100%

LIFEVANTAGE CORPORATION
Active Independent Distributors(1)
(Unaudited)

	For the year ended June 30,
	2013		2012
Americas	43,000	64%	32,000	70%
Asia/Pacific	24,000	36%	14,000	30%
Total	67,000	100%	46,000	100%

LIFEVANTAGE CORPORATION
Active Preferred Customers(2)
(Unaudited)

	For the year ended June 30,
	2013		2012
Americas	115,000	83%	101,000	85%
Asia/Pacific	23,000	17%	18,000	15%
Total	138,000	100%	119,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.